1

The Companies Acts 1985 and 1989
COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

CRAWFORD DAVIS INSURANCE CONSULTANTS LIMITED

(Adopted by Special Resolution of the Company dated 3rd July **2007)**

PRELIMINARY

1 The regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (as amended by the Companies (Tables A-F) (Amendment) Regulations 1985 and the Companies Act 1985 (Electronic Communications) Order 2000) ("Table A") shall apply to the Company unless or to the extent that they are excluded or modified by, or are inconsistent with the following provisions and, with the provisions set out in this document, shall constitute the articles of association of the Company and, for the avoidance of doubt, references in this document to "these articles" shall be construed accordingly

2 References in these articles to numbered regulations shall, unless the context requires otherwise, be deemed to be references to regulations in Table A Regulations 8, 9, 10, 11, 24, 25, 26, 27, 28, 38, 59, 60, 61, 62, 64, 67, 73 to 81 inclusive, 90, 94, 95, 111, 112, 115 and 118 shall not apply References in these articles to numbered articles shall be deemed to be references to numbered provisions in this document

3 In these articles

"address" in relation to electronic communication means any number or address used for the purposes of such communications,

"Chairman" means the Chairman of the Company from time to time appointed by CCV,

"CCV" means Cullum Capital Ventures Limited (Company Number 5587424) being the ultimate holding company of the Company at the date of adoption of these articles, "written" and "in writing" include any method of representing or reproducing words in legible form including, for the avoidance of doubt, electronic communication

4 Where an ordinary resolution of the Company is required for any purpose, a special or extraordinary resolution shall also be effective and where an extraordinary resolution is required for any purpose, a special resolution shall also be effective

ELECTRONIC COMMUNICATION

5 Regulation 1 shall by modified by deleting the words "electronic communication means the same as in the Electronic Communications Act 2000" and substituting instead the words "electronic communication means any communication transmitted by way of fax or email" and all references to "electronic communication" in these articles will be construed accordingly

SHARE CERTIFICATES

6 Regulation 6 of Table A shall be modified by adding after "Every certificate shall be sealed with the seal" the words "or executed in such other manner as the directors authorise, having regard to the Act"

LIEN

7 The Company has no lien in respect of its shares (whether fully or partly paid)

TRANSFER OF SHARES

8 Subject to Article 9 below, the directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share

9 Notwithstanding the foregoing, the Company and the directors shall not decline to register any transfer of shares (nor delay in doing so) where the relevant transfer is executed by or on behalf of a person (natural or legal) to whom such shares have been charged by way of security or by that person's nominee (in either case, whether as transferor or transferee) and a certificate of that person that the shares were so charged shall be sufficient evidence of the facts

10 Subject to such of the restrictions of these Articles as may be applicable, any member may transfer all or any of his shares in writing in any usual or common form or in any other form which the directors may approve The instrument of transfer shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee and the transferor shall remain the holder of the shares and as such a member of the Company until the name of the transferee is entered in the Register of Members in respect thereof

PURCHASE OF OWN SHARES

11 Regulation 35 shall be modified by deleting the words "otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares" and substituting instead the words "whether out of its distributable profits or out of the proceeds of a fresh issue of shares or otherwise"

NOTICE OF GENERAL MEETINGS

12 Regulation 37 shall be modified by deleting the words "eight weeks" and substituting instead the words "28 days"

13 An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution shall be called by at least 21 clear days' notice All other extraordinary general meetings shall be called by at least 14 clear days' notice but a general meeting may be called by shorter notice if it is so agreed

13 1 in the case of an annual general meeting, by all the members entitled to attend and vote at that meeting, and

13 2 in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or if no such elective resolution is in force, a majority together holding not less than 95 per cent in nominal value of the shares giving that right

PROCEEDINGS AT GENERAL MEETINGS

14 If and so long as CCV is the ultimate holding company of the Company, its representative, appointed pursuant to article 13 of these articles or a proxy appointed by such a representative, shall be the only person whose presence shall be required in order to constitute a quorum and regulation 40 shall be modified accordingly

15 A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote, and regulation 46 shall be modified accordingly

16 In the case of joint holders of a share, the signature of any one of them is sufficient for the purposes of passing resolutions in writing under regulation 53

17 CCV may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of members of the Company The person so authorised shall be entitled to exercise the same powers on behalf of CCV as CCV could exercise if it were an individual member Unless the directors otherwise decide, a copy of such authority certified notarially or in some other way approved by the directors shall be delivered to the Company before such representative is entitled to exercise any power on behalf of CCV

VOTES OF MEMBERS

18 Regulation 57 shall be modified by including after the word "shall" the phrase "unless the directors otherwise decide"

19 On a show of hands or on a poll, votes may be given either personally or by proxy A member may appoint more than one proxy to attend on the same occasion and deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it

20 The appointment of a proxy shall be in writing in any form which is usual or in any form which the directors may approve, and shall be executed by or on behalf of the appointor

21 The appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may

21 1 in the case of an appointment of a proxy by a form of proxy (which for the avoidance of doubt does not include an appointment contained in an electronic communication) be received at the office or such other place within the United Kingdom as may be specified in the notice convening the meeting and/or in any form of proxy or other accompanying document sent out by the Company in relation to the meeting not less than one hour before the time for holding the meeting or adjourned meeting at which the person named in the form of proxy proposes to vote, or

21 2 in the case of an appointment contained in an electronic communication, if an address has been specified for that purpose

21 2 1 in the notice convening the meeting, or

21 2 2 in any form of proxy or other accompanying document sent out by the Company in relation to the meeting, or

21 2 3 in any invitation to appoint a proxy contained in an electronic communication

issued by the Company in relation to the meeting,

be received at such address not less than one hour before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote, or

21 3 in the case of a poll taken more than 48 hours after it is demanded, be received as aforesaid after the poll has been demanded but not less than one hour before the time appointed for the taking of the poll, or

21 4 if a meeting is adjourned for less than 48 hours or if a poll is not taken immediately but is taken not more than 48 hours after it was demanded, be delivered at the adjourned meeting or at the meeting at which the poll was demanded to any director or the secretary, and an appointment of a proxy which is not received or delivered in accordance with this article 21 shall be invalid

APPOINTMENT AND RETIREMENT OF DIRECTORS

22 The directors shall (except in the case of the first directors) be appointed and shall (in every case) be subject to removal from office by the Company in general meeting or by CCV, by instrument in writing executed by or on behalf of CCV, or if CCV is no longer the ultimate holding company of the Company, by instrument in writing signed by or on behalf of the holders of a majority of shares for the time being issued and entitling the holders thereof to attend and vote at general meetings of the Company Every appointment or removal of a director in writing pursuant to this article shall take effect as from the time when the instrument is delivered to the Company

23 The directors shall not be subject to retirement by rotation Reference in any regulation to retirement by rotation shall be disregarded

24 A director is not required to hold any qualification shares in the Company

25 A director shall not be required to vacate his office or be ineligible for re-election, and no person shall be ineligible for appointment as a director, by reason only of his attaining or having attained any particular age Section 293 of the Act shall not apply to the Company

ALTERNATE DIRECTORS

26 A director may appoint any person willing to act as such, whether or not he is a director of the Company, to be an alternate director and such person need not be approved by resolution of the directors, and regulation 65 shall be modified accordingly

27 An alternate director who is absent from the United Kingdom shall be entitled to receive notice of all meetings of directors and meetings of committees of directors, and regulation 66 shall be modified accordingly

28 An alternate director ceases to be an alternate for his appointor when his appointor ceases to be a director

POWERS OF DIRECTORS

29 The directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and uncalled capital and, subject to the provisions of the Act, to issue debentures, debenture stock and other securities either outright or as security for any debt, liability or obligation of the Company or of any third party and to enter into any guarantee, contract of indemnity or suretyship in any manner

DISQUALIFICATION AND REMOVAL OF DIRECTORS

30 The office of a director shall be vacated if

30 1 he ceases to be a director by virtue of any provision of the Act or becomes prohibited by law from being a director,

30 2 he becomes bankrupt or makes any arrangement or composition with his creditors generally,

30 3 he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as a director and Regulation 81 of Table A shall be modified accordingly,

30 4 resigns his office by notice in writing to the Company,

30 5 both he and his alternate director (if any) are absent without the permission of the directors from meetings of directors for six consecutive months, and the directors resolve that his office be vacated, or

30 6 he is removed from office under article 30 of these articles

PROCEEDINGS OF DIRECTORS

31 The quorum necessary for the transaction of business at any meeting of the directors shall be 2 (unless the Company has less than 2 directors at any time in which case the quorum necessary shall be such lesser number) of which at least one person shall be the Chairman or, in the Chairman's absence, another director nominated to the board by CCV and regulation 89 of Table 'A' shall be modified accordingly For so long as CCV is the ultimate holding company of the Company those directors appointed by CCV and present at such meeting of the directors shall together have one vote in excess of the aggregate of all votes cast by other directors at such meeting and regulation 88 of Table A shall be modified accordingly

32 Regulation 88 shall be modified by excluding the third sentence and substituting instead the following sentence "Every director shall receive notice of a meeting whether or not he is absent from the United Kingdom "

33 Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote Subject to the Act, all business transacted in such manner by the directors or a committee of the directors shall, for the purposes of these articles, be deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors even if fewer than two directors or alternate directors are physically present at the same place Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is

DIRECTORS' APPOINTMENTS AND INTERESTS

34 Without prejudice to the obligation of a director to disclose his interest in contracts in accordance with the Act, a director may vote at any meeting of the directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest, and, if he does so vote, his vote shall be counted and he shall be counted in the quorum present at a meeting in relation to any such resolution

NOTICES

35 Any notice or other document to be served on or by or delivered to or by any person pursuant to these articles (other than a notice calling a meeting of the directors) shall be in writing and shall be served or delivered in accordance with articles 36 to 40 as the case may be

36 Any notice or other document may only be served on, or delivered to, any member by the Company

36 1 personally,

36 2 by sending it through the post in a prepaid envelope addressed to the member at his registered address (whether such address be in the United Kingdom or otherwise),

36 3 by delivery of it by hand to or leaving it at that address in an envelope addressed to the member,

36 4 except in the case of a share certificate and only if an address has been specified by the member for such purpose, by electronic communication

37 In the case of joint holders of a share, all notices and other documents shall be given to the person named first in the register in respect of the joint holding and notice so given shall be sufficient notice to all joint holders

38 Any notice or other document may only be served on, or delivered to, the Company by anyone

38 1 by sending it through the post in a prepaid envelope addressed to the Company or any officer of the Company at the office or such other place in the United Kingdom as may from time to time be specified by the Company,

38 2 by delivery of it by hand to the office or such other place in the United Kingdom as may from time to time be specified by the Company,

38 3 if an address has been specified by the Company for such purpose (and in the case of an appointment of a proxy such address has been specified in a document or other communication referred to in article 21), by electronic communication

39 Any notice or other document (other than the appointment of a proxy)

39 1 addressed to the recipient in the manner prescribed by these articles shall, if sent by post, be deemed to have been served or delivered

39 1 1 (if prepaid as first class) 24 hours after it was posted, and

39 1 2 (if prepaid as second class) 48 hours after it was posted,

39 2 not sent by post but delivered by hand to or left at an address in accordance with these articles shall be deemed to have been served or delivered on the day it was so delivered or left,

39 3 sent by electronic communication shall be deemed to have been served or delivered 48 hours after it was sent and in proving such service it shall be sufficient to produce a transaction report or log generated by a fax machine which evidences the fax transmission or a confirmation setting out the total number of recipients sent to or each recipient to whom the message was sent as the case may be

40 Regulation 116 shall be modified by deleting the words "within the United Kingdom"

INDEMNITY AND INSURANCE

41 Subject to the provisions of the Act but without prejudice to any indemnity to which he may otherwise be entitled, every director, alternate director, auditor or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation to it, including (without prejudice to the generality of the foregoing) any liability incurred defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without any finding or admission of material breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company

42 The directors may exercise all the powers of the Company to purchase and maintain for any director, auditor or other officer (including former directors and other officers), or any person, insurance against any liability for negligence default, breach of duty or breach of trust or any other liability in relation to the affairs of the Company which may be lawfully insured against